                                                                 Exhibit (h)(17)

                              AGREEMENT AND PLAN OF
                                 REORGANIZATION
                                 BY AND BETWEEN
                                 GALAXY FUND II
                                       AND
                                THE PILLAR FUNDS



                            DATED AS OF APRIL 6, 2001


                                TABLE OF CONTENTS
                                                                                         PAGE

1.      Certain Definitions                                                                 2
2.      The Reorganization                                                                  3
3.      Calculations                                                                        5
4.      Valuation of Assets                                                                 6
5.      Valuation Times                                                                     8
6.      Effective Time of the Reorganization                                                8
7.      Termination of Pillar                                                               9
8.      Certain Representations, Warranties, Covenants and Agreements of Pillar             9
9.      Certain Representations, Warranties, Covenants and Agreements of Galaxy II         15
10.     Shareholder Action on Behalf of the Pillar Fund                                    19
11.     N-14 Registration Statement                                                        20
12.     Galaxy II Conditions                                                               21
13.     Pillar Conditions                                                                  25
14.     Tax Opinion                                                                        28
15.     Further Assurances                                                                 30
16.     Termination and Survival of Representations and Warranties                         30
17.     Termination of Agreement                                                           31
18.     Amendment and Waiver                                                               31
19.     Governing Law                                                                      32
20.     Successors and Assigns                                                             32
21.     Beneficiaries                                                                      32
22.     Notices                                                                            32
23.     Expenses and Waivers                                                               33


                                                                                         PAGE

24.     Entire Agreement                                                                   34
25.     Counterparts                                                                       34
26.     No Brokers or Finders                                                              34
27.     Validity                                                                           34
28.     Effect of Facsimile Signature                                                      34
29.     Headings                                                                           34
30.     Galaxy II Liability                                                                35
31.     Pillar Liability                                                                   35


                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made as of the 6th day of April, 2001 by Galaxy Fund II ("Galaxy II"), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on February 22, 1990, and The Pillar Funds ("Pillar"), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on September 9, 1991.

                                   BACKGROUND

        WHEREAS, each of the parties hereto is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, Pillar currently offers, among others, an investment portfolio known as the Equity Index Fund (the "Pillar Fund").

        WHEREAS, Galaxy II currently offers, among others, an investment portfolio known as the Large Company Index Fund (the "Galaxy Fund");

        WHEREAS, each of the parties hereto desires, upon the terms and subject to the conditions set forth herein, to enter into and perform the reorganization described herein (the

"Reorganization"), pursuant to which, among other things, at the time hereinafter set forth, (1) the Pillar Fund shall transfer substantially all of its Assets (as hereinafter defined), subject to substantially all of its Liabilities (as hereinafter defined), to the Galaxy Fund, in exchange for shares ("Shares") issued by the Galaxy Fund (the Shares issued to the Pillar Fund by the Galaxy Fund in exchange for substantially all of the Assets subject to substantially all of the Liabilities of the Pillar Fund in connection with the Reorganization, collectively, "Galaxy Fund Shares"), and
(2) the Pillar Fund shall then distribute to its shareholders of record the Galaxy Fund Shares received by or on behalf of the Pillar Fund;

        WHEREAS, the parties intend that in connection with the Reorganization, Pillar shall be deregistered and terminated as described in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.  CERTAIN DEFINITIONS. As used herein,

            (a) The term "Assets" shall mean all property and assets of every description and of any nature whatsoever including, without limitation, cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued), receivables (including dividend and interest receivables), deferred or prepaid expenses, good will and other intangible property, books and records, and all interests, rights, privileges and powers, other than with respect to Pillar and the Pillar Fund, cash in an amount necessary to pay any unpaid dividends and distributions as provided in
Section 2(c) hereof.

            (b) The term "Liabilities" shall mean all existing and future liabilities and obligations of any nature, whether accrued, absolute, contingent or otherwise. Included in Liabilities shall be the amount of any tax payable pursuant to Section 852(b)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year of the Pillar Fund that ends at the Effective Time of the Reorganization (as hereinafter defined).

       2.   THE REORGANIZATION.

            (a) At the Effective Time of the Reorganization (as hereinafter defined), (i) the Pillar Fund shall transfer, assign and convey to the Galaxy Fund substantially all of the Assets, subject to substantially all of the Liabilities, of the Pillar Fund, and (ii) the Galaxy Fund shall accept all such Assets and assume all such Liabilities, such that at and after the Effective Time of the Reorganization (as hereinafter defined): (A) substantially all of the Assets of the Pillar Fund shall become and be Assets of the Galaxy Fund, (B) substantially all of the Liabilities of the Pillar Fund shall become and be Liabilities of, and shall attach to, the Galaxy Fund, and (C) such Liabilities of the Pillar Fund may thenceforth be enforced only against the Galaxy Fund to the same extent as if such Liabilities had been incurred by the Galaxy Fund, subject to any defense and/or set off that Pillar or the Pillar Fund was entitled to assert immediately prior to the Effective Time of the Reorganization (as hereinafter defined) with respect to any such Liability, and subject to any defense and/or set off that Galaxy II or the Galaxy Fund may from time to time be entitled to assert against the creditor thereof.

            (b) In exchange for the transfer of substantially all of the Assets of the Pillar Fund to the Galaxy Fund as provided in paragraph (a) above, the Galaxy Fund shall assume substantially all of the Liabilities of the Pillar Fund as provided in paragraph (a) above and shall also simultaneously issue, at the Effective Time of the Reorganization (as hereinafter defined), to the Pillar Fund, the number of full and fractional (to the third decimal place) Galaxy Fund Shares, determined and adjusted as provided in Section 3 hereof.

            (c) Immediately upon receipt of the Galaxy Fund Shares in accordance with paragraph (b) above, the Pillar Fund shall distribute, in complete liquidation, pro rata to the shareholders of record of the Pillar Fund at the Effective Time of the Reorganization (as hereinafter defined) (such shareholders of record of the Pillar Fund as of such time, collectively, the "Recordholders") the Galaxy Fund Shares that have been so received as follows:

                (1) Recordholders of Class A Shares, Class B Shares and Class I Shares of the Pillar Fund shall be credited with full and fractional Shares of the Galaxy Fund; and

                (2) In addition, each Recordholder of the Pillar Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Pillar Fund before the Effective Time of the Reorganization.

            (d) In accordance with instructions Galaxy II receives from Pillar, Galaxy II shall record on its books the ownership, by the Recordholders, of the number and type of the Galaxy Fund Shares distributed to the Recordholders.

            (e) Pillar shall promptly cancel on its books all of the shares (including, without limitation, any treasury shares) of the Pillar Fund that has so liquidated, and any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Galaxy Fund Shares issued to the Pillar Fund in accordance with paragraph (b) above.

            (f) The transfer books of Pillar with respect to the Pillar Fund shall be permanently closed.

       3.   CALCULATIONS.

            (a) The number of Galaxy Fund Shares issued to the Pillar Fund pursuant to Section 2(b) hereof will be determined as follows: the value of the Pillar Fund's Assets that are so conveyed, less the Liabilities that are assumed, at the Effective Time of the Reorganization (as hereinafter defined), and that are attributable to either Class A Shares, Class B Shares or Class I Shares of the Pillar Fund shall be divided by the net asset value of one Galaxy Fund Share that is to be delivered with respect thereto; and

            (b) The net asset value of the Galaxy Fund Shares shall be computed at the Valuation Time (as hereinafter defined) in the manner set forth in the Galaxy Fund's then current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of each class of the Pillar Fund shall be computed at the Valuation Time (as hereinafter defined) in the manner set forth in the Pillar Fund's then current prospectuses under the 1933 Act.

         4. VALUATION OF ASSETS.

            (a) With respect to the Pillar Fund, the value of its Assets shall be the value of such Assets computed as of the time at which its net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the Pillar Fund Assets to be transferred to the Galaxy Fund shall be computed by Pillar and shall be subject to adjustment by the amount, if any, agreed to by Galaxy II, its board of trustees, and the Galaxy Fund and Pillar, its board of trustees, and the Pillar Fund. In determining the value of the securities transferred by the Pillar Fund to the Galaxy Fund, each security shall be priced in accordance with the pricing policies and procedures of the Pillar Fund as described in its then current prospectuses and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by Pillar, provided that such determination shall be subject to the approval of Galaxy II. Galaxy II and Pillar agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time (as hereinafter defined), any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Galaxy Fund and those determined in accordance with the pricing policies and procedures of the Pillar Fund.

            (b) At least fifteen (15) business days prior to the Effective Time of the Reorganization (as hereinafter defined), the Pillar Fund will provide the Galaxy Fund with a schedule of its securities and other Assets and Liabilities of which it is aware, and the Galaxy

Fund will provide the Pillar Fund with a copy of the current investment objective and policies applicable to the Galaxy Fund. The Pillar Fund reserves the right to sell any of the securities or other Assets shown on the list of the Fund's Assets prior to the Effective Time of the Reorganization (as hereinafter defined) but will not, without the prior approval of Galaxy II, acquire any additional securities other than securities which the Galaxy Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Effective Time of the Reorganization (as hereinafter defined), the Galaxy Fund will advise the Pillar Fund of any investments of such Pillar Fund shown on such schedule which the Galaxy Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. In the event that the Pillar Fund holds any investments that the Galaxy Fund would not be permitted to hold under its stated investment objective or policies, the Pillar Fund, if requested by the Galaxy Fund and, to the extent permissible and consistent with the Pillar Fund's own investment objective and policies, will dispose of such securities prior to the Effective Time of the Reorganization (as hereinafter defined). In addition, if it is determined that the portfolios of the Pillar Fund and the Galaxy Fund, when aggregated, would contain investments exceeding certain percentage limitations to which the Galaxy Fund is or will be subject with respect to such investments, the Pillar Fund, if requested by the Galaxy Fund and, to the extent permissible and consistent with the Pillar Fund's own investment objective and policies, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization (as hereinafter defined).

        5. VALUATION TIMES. The valuation time shall be 4:00 p.m., Eastern time, on August 10, 2001, or such earlier or later date and time as may be mutually agreed to in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of Galaxy II or Pillar, accurate appraisal of the value of the net assets of the Galaxy Fund or the Pillar Fund is impracticable, such Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Galaxy Fund and the Pillar Fund is practicable in the judgment of Galaxy II and Pillar.

        6. EFFECTIVE TIME OF THE REORGANIZATION.

        Delivery by the Pillar Fund of its Assets to the Galaxy Fund, delivery by the Galaxy Fund of the Galaxy Fund Shares to the Pillar Fund, and liquidation of the Pillar Fund, in each case, pursuant to Section 2 hereof, shall occur at the opening of business on the next business day following the Valuation Time (or on such other date, following the Valuation Time as is agreed to in writing by an authorized officer of each of the parties). The date and time at which the above-described actions are taken shall be the "Effective Time of the Reorganization" with respect to the Galaxy Fund and the Pillar Fund. To the extent any Assets of the Pillar Fund are, for any reason, not transferred to the Galaxy Fund at the Effective Time of the

Reorganization, Pillar shall cause such Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

        7. TERMINATION OF PILLAR. Promptly following the Effective Time of the Reorganization, Pillar shall file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that Pillar has ceased to be an investment company; provided that, until such order is granted, Pillar shall continue to comply with all of its obligations as a registered investment company under the 1940 Act and under any and all other state and federal securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Pillar shall, promptly after the Effective Time of the Reorganization, file any final regulatory reports, including, but not limited to, any Form N-SAR and Rule 24f-2 Notice, with respect to such Pillar Fund. All reporting and other obligations of Pillar shall remain the exclusive responsibility of Pillar up to and including the date on which the Pillar Fund is deregistered and terminated. In addition, promptly following the Effective Time of the Reorganization, Pillar shall be terminated pursuant to Article IX,
Section 4 of its Declaration of Trust and shall take all other steps necessary and proper to effect its complete termination. Without limiting the generality of the foregoing, (a) the affairs of Pillar shall be immediately wound up, its contracts discharged and its business liquidated; and (b) the trustees of Pillar shall execute and Galaxy II shall lodge among the records of Pillar an instrument in writing setting forth the fact of such termination.

        8. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF PILLAR. Pillar, on behalf of itself and the Pillar Fund, represents, warrants, covenants and agrees as follows:

            (a) Pillar is a Massachusetts business trust duly created pursuant to its Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts.

            (b) Pillar is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

            (c) Pillar currently has the power (i) to own all of its Assets, and
(ii) subject to the approval of shareholders referred to in Section 10 hereof, to carry out and consummate the transactions contemplated herein. Pillar has all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and upon receipt by Pillar of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

            (d) This Agreement has been duly and validly authorized, executed and delivered by Pillar, and represents the legal, valid and binding obligation of Pillar, enforceable against Pillar in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Section 32 of this Agreement, may not be enforceable. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-laws or any other organizational document of Pillar or any material agreement, contract or other arrangement to which Pillar is a party or by which Pillar or its properties or Assets may be bound, subject or affected.

            (e) The Pillar Fund has elected to qualify, and has qualified as of and since its first taxable year, as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, and the Pillar Fund currently qualifies, and shall continue to qualify, as a regulated investment company under such Part of the Code for its taxable year ending on the date on which the Effective Time of the Reorganization occurs. The Pillar Fund has been a regulated investment company under such Part of the Code at all times since the end of the first taxable year when it first so qualified, and shall continue to be a regulated investment company under such Part of the Code at all times until the Effective Time of the Reorganization occurs with respect to the Pillar Fund.

            (f) All federal, state, local and foreign income, profits, franchise, sales, withholding, customs, transfer and other taxes, including, without limitation, interest, additions to tax, and penalties thereon, (collectively, "Taxes") that relate to the Assets of Pillar or of the Pillar Fund, and that are either due or properly shown to be due on any return filed by Pillar or by the Pillar Fund have been (or as of the Effective Time of the Reorganization shall have been) fully and timely paid or provided for, and to Pillar's knowledge, there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Assets of Pillar (or with respect to any Assets of the Pillar Fund). All federal and other tax returns and reports of Pillar and the Pillar Fund required by law to be filed on or before the Effective Time of the Reorganization have been or will be filed in a timely manner, and all federal and other taxes owed by Pillar on behalf of the Pillar Fund have been or will be timely paid so far as due, and to the best of Pillar's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

            (g) The financial statements of the Pillar Fund for its fiscal year ended December 31, 2000, audited by Arthur Andersen LLP, copies of which have been previously furnished to Galaxy, present fairly (i) the financial condition of such Pillar Fund as of the date indicated therein and (ii) the results of operations of the Pillar Fund for the periods indicated, in the case of both (i) and (ii), in conformity with generally accepted accounting principles consistently applied.

            (h) Prior to or as of the Valuation Time, the Pillar Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to or as of the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its net investment company income, if any, for the taxable periods or years ended on or before December 31, 2000 and for the period from said date to and including the Effective Time of the Reorganization (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized in taxable periods or years ended on or before December 31, 2000 and in the period from said date to and including the Effective Time of the Reorganization.

            (i) At the Valuation Time and the Effective Time of the Reorganization, all Liabilities of the Pillar Fund which are required to be reflected in the net asset value per share of such Pillar Fund in accordance with law are reflected in the net asset value per share of such Pillar Fund.

            (j) To Pillar's knowledge, there are currently, and at the Valuation Time and the Effective Time of the Reorganization with respect to the Pillar Fund there shall be, no legal, administrative or other proceedings or investigations pending or threatened against or otherwise involving Pillar or the Pillar Fund which could result in liability on the part of Pillar or the Pillar Fund.

            (k) Subject to the approval of shareholders referred to in Section 10, at both the Valuation Time and the Effective Time of the Reorganization, Pillar, on behalf of the Pillar Fund, shall have full right, power and authority to sell, assign, transfer and deliver the Pillar Fund's Assets. Upon delivery and payment for the Assets of the Pillar Fund as contemplated in Section 2(b) above, the Galaxy Fund shall acquire good and marketable title to the Assets of the Pillar Fund, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

            (l) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation by Pillar and by the Pillar Fund of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

            (m) On the effective date of the N-14 Registration Statement (as hereinafter defined), at the time of the shareholders' meeting referred to in
Section 10 hereof and at the Effective Time of the Reorganization, the registration statement filed by Galaxy II on Form N-14 relating to the shares of the Galaxy Fund that will be registered with the SEC pursuant to this Agreement, together with any and all supplements and amendments thereto and the documents contained or incorporated therein by reference, as supplemented and amended, including, without limitation, the proxy statement of Pillar and the prospectuses of Pillar and Galaxy II with respect to the transactions contemplated by this Agreement (such registration statement, together with such supplements and amendments and the documents contained therein or incorporated therein by reference, as supplemented and amended, the "N-14 Registration Statement") shall with respect to Pillar or the Pillar Fund: (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

            (n) All of the issued and outstanding shares of the Pillar Fund have been duly and validly issued, are fully paid and non-assessable by Pillar (except that shareholders of the Pillar Fund may under certain circumstances be held personally liable for its obligations), and were offered for sale and sold in conformity with all applicable federal and state securities laws

(including, in the case of each of the foregoing, the rules and regulations thereunder). All shares of the Pillar Fund issued on or after the date hereof shall be duly and validly issued, fully paid and non-assessable by Pillar (except that shareholders of the Pillar Fund may under certain circumstances be held personally liable for its obligations) and offered for sale and sold in conformity with all applicable federal and state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). No shareholder of the Pillar Fund currently has, or will hereafter have, any statutory or contractual preemptive right of subscription or purchase in respect of any shares of the Pillar Fund.

           (o) Pillar shall not sell or otherwise dispose of any Galaxy Fund Shares received in the transactions contemplated herein, except in distribution to the Recordholders as contemplated herein.

        9. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GALAXY II. Galaxy II, on behalf of itself and the Galaxy Fund, represents, warrants, covenants and agrees as follows:

           (a) Galaxy II is a Massachusetts business trust duly created pursuant to its Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts.

            (b) Galaxy II is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

            (c) Galaxy II currently has the power to own all of its Assets and to carry out and consummate the transactions contemplated herein. Galaxy II has all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and upon receipt by Galaxy II of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

            (d) This Agreement has been duly and validly authorized, executed and delivered by Galaxy II, and represents the legal, valid and binding obligation of Galaxy II, enforceable against Galaxy II in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Section 31of this Agreement, may not be enforceable. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws or any other organizational document of Galaxy II, or any material agreement, contract or other arrangement to which Galaxy II is a party or by which Galaxy II or its properties or Assets may be bound, subject or affected.

            (e) The Galaxy Fund has elected to qualify, and has qualified as of and since its first taxable year, as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, and the Galaxy Fund has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified. The Galaxy Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

            (f) All Taxes that relate to the Assets of Galaxy II or of the Galaxy Fund, and that are either due or properly shown to be due on any return filed by Galaxy II or by the Galaxy Fund have been (or as of the Effective Time of the Reorganization shall have been) fully and timely paid or provided for, and to Galaxy II's knowledge, there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Assets of Galaxy II (or with respect to any Assets of the Galaxy Fund). All federal and other tax returns and reports of Galaxy II and the Galaxy Fund required by law to be filed on or before the Effective Time of the Reorganization have been or will be filed in a timely manner, and all federal and other taxes owed by Galaxy II on behalf of the Galaxy Fund have been or will be timely paid so far as due, and to the best of Galaxy II's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

            (g) The financial statements of the Galaxy Fund for its fiscal year ended March 31, 2000, audited by Ernst & Young LLP, and the unaudited financial statements of the Galaxy Fund for the six-month period ended September 30, 2000, copies of which have been previously furnished to Pillar, present fairly (i) the financial condition of the Galaxy Fund as of the dates indicated therein and
(ii) the results of operations of the Galaxy Fund for the periods indicated, in the case of both (i) and (ii), in conformity with generally accepted accounting principles consistently applied.

            (h) At the Valuation Time and the Effective Time of the Reorganization, all Liabilities of the Galaxy Fund which are required to be reflected in the net asset value per share of the Galaxy Fund Shares issued by the Galaxy Fund pursuant to this Agreement in accordance with law are reflected in the net asset value per share of the Galaxy Fund.

            (i) To Galaxy II's knowledge, there are currently, and at the Valuation Time and the Effective Time of the Reorganization with respect to the Galaxy Fund there shall be, no legal, administrative or other proceedings or investigations pending or threatened against or otherwise involving Galaxy II or the Galaxy Fund which could result in liability on the part of Galaxy II or the Galaxy Fund.

            (j) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation by Galaxy II and by the Galaxy Fund of the transactions contemplated by this Agreement except as may be required by the 1933 Act, 1934 Act, the 1940 Act or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

            (k) On the effective date of the N-14 Registration Statement, at the time of the shareholders' meeting referred to in Section 10 hereof and at the Effective Time of the Reorganization, the N-14 Registration Statement shall: (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

            (l) The Galaxy Fund Shares to be issued and delivered to the Pillar Fund pursuant to the terms hereof shall have been duly authorized as of the Effective Time of the Reorganization, and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable by Galaxy II (except that shareholders of the Galaxy Fund may under certain circumstances be held personally liable for its obligations), and no shareholder of the Galaxy Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

            (m) For the period beginning at the Effective Time of the Reorganization and ending not less than six years thereafter, Galaxy II shall provide or cause to be provided, liability coverage for the officers and trustees of Pillar which covers the actions of such trustees and officers of Pillar for the period they served as such and is at least comparable to the liability coverage currently applicable to the trustees and officers of Pillar. Galaxy II agrees that all rights to indemnification existing in favor of the Pillar trustees, acting in their capacities as such, under Pillar's Declaration of Trust as in effect as of the date of this Agreement shall survive the Reorganization as obligations of Galaxy II, shall continue in full force and effect without any amendment thereto, and shall constitute rights which may be asserted against Galaxy II.

         10. SHAREHOLDER ACTION ON BEHALF OF THE PILLAR FUND. As soon as practicable after the effective date of the N-14 Registration Statement, but in any event prior to the Effective Time of the Reorganization, and as a condition to the consummation of the transactions contemplated hereby, the Board of Trustees of Pillar shall call, and subject to obtaining any necessary quorum, Pillar shall hold, a meeting of the shareholders of the Pillar Fund for the purpose of considering and voting upon:

            (a) Approval of this Agreement and the transactions contemplated hereby, including, without limitation, the transfer by the Pillar Fund to the Galaxy Fund of the Assets belonging to the Pillar Fund and the assumption by the Galaxy Fund of the Liabilities of the Pillar Fund in exchange for the Galaxy Fund Shares issued by the Galaxy Fund to the Pillar Fund, in accordance with, and at the time set forth in, Section 2 hereof;

            (b) The liquidation of the Pillar Fund through the distribution of the Galaxy Fund Shares received by the Pillar Fund to the Recordholders of the Pillar Fund as described in this Agreement;

            (c) The deregistration of Pillar under the 1940 Act and the termination of Pillar under state law;

            (d) Approval of an Investment Advisory Agreement between Pillar and Fleet Investment Advisors Inc. with respect to the Pillar Fund; and

            (e) Such other matters as may be determined by the Boards of Trustees of the parties.

         11. N-14 REGISTRATION STATEMENT. Galaxy II shall file the N-14 Registration Statement. Galaxy II and Pillar have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder) to be included in the N-14 Registration Statement (or that is necessary to ensure that the N-14 Registration Statement does not contain any untrue statement of a material fact and/or to ensure that the N-14 Registration Statement does not omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading).

         12. GALAXY II CONDITIONS. The obligations of Galaxy II (and of the Galaxy Fund) hereunder shall be subject to the following conditions precedent:

            (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Pillar (including the determinations required by Rule 17a-8(a) under the 1940 Act) and by the shareholders of the Pillar Fund, in each case, in the manner required by law.

            (b) Pillar shall have redeemed its interest in the SEI Index Funds S&P 500 Index Portfolio (the "Portfolio") in exchange for securities and cash held by such Portfolio.

            (c) Pillar shall have duly executed and delivered to Galaxy II, on behalf of the Pillar Fund, such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Galaxy II may reasonably deem necessary or desirable to transfer to the Galaxy Fund all of the right, title and interest of the Pillar Fund in and to the Assets of the Pillar Fund. The Assets of the Pillar Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

            (d) All representations and warranties of Pillar made in this Agreement shall be true and correct in all material respects on the date hereof, at the Valuation Time and at the Effective Time of the Reorganization as if made at and as of such date, and Pillar shall have complied, in all material respects, with all of its covenants hereunder. As of the Valuation Time and at the Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of the Pillar Fund or of Pillar since the date of the financial statements referred to in Section 8(g), other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the financial statements referred to in Section 8(g). At the Effective Time of the Reorganization, Galaxy II shall have received a certificate from the President or Vice President of Pillar, dated as of such date, certifying on behalf of Pillar, that as of such date each of the conditions set forth in
Section 8 and in this Section 12 have been, and continue to be, met.

            (e) Galaxy II shall have received an opinion of Morgan, Lewis & Bockius LLP, addressed to Galaxy II, in form and substance reasonably satisfactory to Galaxy II, and dated the Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to Galaxy II: (i) Pillar is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) the shares of the Pillar Fund outstanding at the Effective Time of the Reorganization are duly authorized, validly issued, fully paid and non-assessable by such Pillar Fund (except that shareholders of the Pillar Fund may under certain circumstances be held personally liable for its obligations), and to such counsel's knowledge, no shareholder of the

Pillar Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement and the Transfer Documents have been duly and validly authorized, executed and delivered by Pillar and represent the legal, valid and binding obligations of Pillar, enforceable against Pillar in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, marshalling, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to the Pillar Fund and its Assets, including but not limited to Section 32 of this Agreement; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-laws of Pillar or, except as may be noted in such opinion, any material agreement known to counsel to which Pillar is a party or by which Pillar may be bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Pillar of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Massachusetts state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Such opinion may rely on a certificate of a Pillar trustee or the President or Vice President of Pillar as to factual matters.

            (f) The N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Galaxy II, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement and all such permits, licenses and other authorizations shall be in full force and effect at such time.

            (g) At the Effective Time of the Reorganization, Pillar has, as of such date, performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Pillar prior to or at the Valuation Time and the Effective Time of the Reorganization and Galaxy II shall have received a certificate from the President or Vice President of Pillar, dated as of such date, certifying on behalf of Pillar that the conditions set forth in clause (f) have been satisfied.

            (h) Pillar's agreements with each of its service contractors shall have terminated at the Effective Time of the Reorganization or at such later time as may be agreed to by the parties hereto, and each party has received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of such termination.

            (i) Galaxy II shall have received the tax opinion provided for in
Section 14 hereof.

            (j) Galaxy II shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

            (k) The transactions contemplated by the Agreement and Plan of Reorganization between The Galaxy Fund and Pillar shall be consummated concurrently with the transactions contemplated by this Agreement or at such other time as may be agreed to by the parties hereto.

        13. PILLAR CONDITIONS. The obligations of Pillar (and of the Pillar
Fund) hereunder shall be subject to the following conditions precedent:

            (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Galaxy II (including the determinations required by Rule 17a-8(a) under the 1940 Act) and by the shareholders of the Pillar Fund, in each case, in the manner required by law.

            (b) Pillar shall have redeemed its interest in the SEI Index Funds S&P 500 Index Portfolio (the "Portfolio") in exchange for securities and cash held by such Portfolio.

            (c) All representations and warranties of Galaxy II made in this Agreement shall be true and correct in all material respects on the date hereof, at the Valuation Time and at the Effective Time of the Reorganization as if made at and as of such date, and Galaxy II shall have complied, in all material respects, with all of its covenants hereunder. As of the Valuation Time and at the Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of the Galaxy Fund or of Galaxy II since the date of the latest financial statements referred to in Section 9(g) other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the latest financial statements referred to in Section 9(g).

At the Effective Time of the Reorganization, Pillar shall have received a certificate from the President or Vice President of Galaxy II, dated as of such date, certifying on behalf of Galaxy II, that as of such date each of the conditions set forth in Section 9 and in this Section 13 have been, and continue to be, met.

            (d) Pillar shall have received an opinion of Drinker Biddle & Reath LLP, addressed to Pillar in form and substance reasonably satisfactory to Pillar and dated the Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to Pillar: (i) Galaxy is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) the Galaxy Fund Shares to be delivered to the Pillar Fund are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Galaxy Fund (except that shareholders of the Galaxy Fund may under certain circumstances be held personally liable for its obligations), and, to such counsel's knowledge, no shareholder of the Galaxy Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly and validly authorized, executed and delivered by Galaxy II and represents the legal, valid and binding obligation of Galaxy II, enforceable against Galaxy II in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, marshalling, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to the Galaxy Fund and its Assets, including but not limited to Section 31 of this Agreement; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws of Galaxy II, or any material agreement known to such counsel to which Galaxy II is a party or by which Galaxy II may be bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Galaxy II of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Massachusetts state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Such opinion may rely on the opinion of Ropes & Gray to the extent set forth in such opinion.

            (e) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted, or, to the knowledge of Pillar, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement, and all such permits, licenses and other authorizations shall be in full force and effect at such time.

            (f) At the Effective Time of the Reorganization, Galaxy II has, as of such date, performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Galaxy II prior to or at the

Valuation Time and the Effective Time of the Reorganization and Pillar shall have received a certificate from the President or Vice President of Galaxy II, dated as of such date, certifying that the conditions set forth in this clause (e) have been satisfied.

            (g) Pillar shall have received the tax opinion provided for in
Section 14 hereof.

            (h) Pillar shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

            (i) The transactions contemplated by the Agreement and Plan of Reorganization between The Galaxy Fund and Pillar shall be consummated concurrently with the transactions contemplated by this Agreement or at such other time as may be agreed to by the parties hereto.

        14. TAX OPINION. Galaxy II and Pillar shall receive an opinion of Drinker Biddle & Reath LLP addressed to both Galaxy II and Pillar in a form reasonably satisfactory to them, and dated as of the Effective Time of the Reorganization, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion:

            (a) The Reorganization will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Pillar Fund and the Galaxy Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to such Reorganization;

            (b) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Pillar Fund upon their receipt of the Galaxy Fund Shares in exchange for such shareholders' shares of the Pillar Fund;

            (c) In accordance with Section 358(a)(1) of the Code, the basis of the Galaxy Fund Shares received by the shareholders of the Pillar Fund will be the same as the basis of the Pillar Fund shares surrendered by such shareholders pursuant to the Reorganization;

            (d) In accordance with Section 1223(1) of the Code, the holding period for the Galaxy Fund Shares received by each Pillar Fund shareholder will include the period during which such shareholder held the Pillar Fund shares surrendered therefor, provided that such Pillar Fund shares are held as a capital asset in the hands of such Pillar Fund shareholder on the date of the exchange;

            (e) In accordance with Section 1032(a) of the Code, no gain or loss will be recognized by the Galaxy Fund upon the receipt of substantially all of the Assets and assumption of substantially all of the Liabilities of the Pillar Fund in exchange for the Galaxy Fund Shares;

            (f) The basis of the Assets received by the Galaxy Fund will be their fair market value as of the Valuation Time;

            (g) The holding period of the Galaxy Fund with respect to the Assets of the Pillar Fund received in the Reorganization will begin at the Effective Time of the Reorganization; and

            (h) The Galaxy Fund will succeed to and take into account the tax attributes described in Section 381(c) of the Code of the Pillar Fund as of the Effective Time of the Reorganization, subject to the conditions and limitations specified in the Code.

               In rendering such opinion described in this paragraph, Drinker Biddle & Reath LLP may require and, to the extent it deems necessary and appropriate, may rely, as to factual matters, upon representations made in certificates of the Galaxy Fund and the Pillar Fund, their affiliates, and principal shareholders.

        15. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to the other party hereto each of the items required under this Agreement as a condition to such party's obligations hereunder. In addition, Pillar shall deliver or cause to be delivered to Galaxy II, each account, book, record or other document of Pillar required to be maintained by Pillar pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder (regardless of whose possession they are in) (the "Records").

        16. TERMINATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pillar set forth in this Agreement shall terminate upon the consummation of the transactions contemplated herein; provided, however, that nothing contained in this Section 17 shall be construed (a) to terminate the obligations of the Galaxy Fund to discharge the Liabilities of the Pillar Fund assumed pursuant to Section 2(b) hereof, or (b) to terminate the obligations of Galaxy II to provide liability coverage for the trustees and officers of Pillar and to indemnify the trustees of Pillar, in each case, pursuant to the covenants set forth in Section 9(m) hereof.

        17. TERMINATION OF AGREEMENT. This Agreement may be terminated by a party at any time at or prior to the Effective Time of the Reorganization by a vote of a majority of such party's Board of Trustees, as provided below:

            (a) By Galaxy II if the conditions set forth in Section 12 are not satisfied as specified in said Section;

            (b) By Pillar if the conditions set forth in Section 13 are not satisfied as specified in said Section; or

            (c) By mutual consent of both parties.

        If a party terminates this Agreement because one or more of its conditions have not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement will become null and void insofar as it is so terminated without any liability of any party to the other parties except as otherwise provided herein.

        18. AMENDMENT AND WAIVER. At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of Pillar in accordance with Section 10 hereof, (a) the parties hereto may, by written agreement authorized by their respective Boards of Trustees and with or without the approval of their shareholders, amend, modify or terminate any of the provisions of this Agreement, and (b) any party may waive any breach by any other party or any failure by any other party to satisfy any of the conditions to the obligations of the waiving party (such waiver to be in writing and authorized by an authorized officer of the waiving party) with or without the approval of such party's shareholders.

         19. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles of such state.

         20. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by any party without the prior written consent of all other parties.

         21. BENEFICIARIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto (including, without limitation, any shareholder of Galaxy II or Pillar) other than (a) the trustees of Pillar with respect to the covenants of Galaxy II set forth in Section 9(m); and (b) the successors and permitted assigns of the parties.

         22. NOTICES. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a recognized overnight courier service, in each case, properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

               If to Galaxy II:

               Galaxy Fund II
               4400 Computer Drive
               Westborough, MA  01581

               With copies to:

               W. Bruce McConnel, III, Esq.
               Drinker Biddle & Reath LLP
               One Logan Square
               18th & Cherry Streets
               Philadelphia, PA  19103
               Telecopier Number:  (215) 988-2757

               If to Pillar:

               The Pillar Funds
               101 Federal Street
               Boston, Massachusetts  02110

               With copies to:

               Richard Grant, Esq.
               Morgan Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA  19103-2921

         23. EXPENSES AND WAIVERS. With regard to the expenses incurred by Pillar and Galaxy II in connection with this Agreement and the transactions contemplated hereby, Fleet Investment Advisors Inc. shall bear such expenses.

         24. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

         25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         26. NO BROKERS OR FINDERS. Galaxy II on behalf of the Galaxy Fund and Pillar on behalf of the Pillar Fund hereby represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         27. VALIDITY. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

         28. EFFECT OF FACSIMILE SIGNATURE. A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any Transfer Document shall have the same effect as if executed in the original by such officer.

         29. HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         30. GALAXY II LIABILITY. The names "Galaxy Fund II" and "Trustees of Galaxy Fund II" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated February 22, 1990, as amended on April 6, 1990 and June 30, 1994, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of Galaxy II. The obligations of Galaxy II entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Galaxy II personally, but bind only the trust property, and all persons dealing with any series of shares of Galaxy II must look solely to the trust property belonging to such series for the enforcement of any claims against Galaxy II.

        Both parties specifically acknowledge and agree that any liability of Galaxy II under this Agreement with respect to the Galaxy Fund, or in connection with the transactions contemplated herein with respect to the Galaxy Fund, shall be discharged only out of the assets of the Galaxy Fund and that no other portfolio of Galaxy II shall be liable with respect thereto.

         31. PILLAR LIABILITY. The names "The Pillar Funds" and "Trustees of The Pillar Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated September 9, 1991, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Pillar. The obligations of Pillar entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Pillar personally, but bind only the trust property, and all persons dealing with any series of shares of Pillar must look solely to the trust property belonging to such series for the enforcement of any claims against Pillar.

        Both parties specifically acknowledge and agree that any liability of Pillar under this Agreement with respect to the Pillar Fund, or in connection with the transactions contemplated herein with respect to the Pillar Fund, shall be discharged only out of the assets of the Pillar Fund and that no other portfolio of Pillar shall be liable with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.

                                         GALAXY FUND II




                                          By: /s/ John T. O'Neill
                                              -------------------
                                              Name:  John T. O'Neill
                                              Title:  President and Treasurer



                                          THE PILLAR FUNDS




                                          By: /s/ James R. Foggo
                                              ------------------
                                              Name: James R. Foggo
                                              Title: President




                                      FLEET INVESTMENT ADVISORS INC. hereby
                                      joins in this agreement with respect
                                      to, and agrees to be bound by,
                                      Section 23.




                                          By: /s/ Keith T. Banks
                                              -------------------
                                              Name: Keith T. Banks
                                              Title: CEO and CIO